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                                                                   Exhibit 14(a)
                                                                   -------------


Independent Auditors Consent


The Board of Trustees
Wells Fargo Funds Trust:

We consent to the use of our reports dated July 10, 2000 for the Wells Fargo Income and Wells Fargo Stable Income Funds, August 7, 2000 for the Wells Fargo National Tax-Free Fund and November 3, 2000 for the Wells Fargo Growth and Wells Fargo Asset Allocation Funds, incorporated by reference, and the reference to our firm under the heading "SERVICE PROVIDERS" in Part A of the combined proxy/registration statement being filed on Form N-14.


/s/   KPMG LLP
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KPMG LLP

San Francisco, California
December 28, 2000

                                      C-8